                                                          10
                                                      Exhibit 11


         SYSCO CORPORATION AND ITS CONSOLIDATED SUBSIDARIES
       STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                26-Week Period Ended                13-Week Period Ended
                                           --------------------------------      ----------------------------
                                           Jan. 1, 1994       Dec. 26, 1992      Jan. 1, 1994   Dec. 26, 1992
                                           -------------      -------------      -------------  -------------
Calculation of Primary Earnings Per Share:
- -----------------------------------------

Net earnings applicable to common stock    $ 103,623,000      $  93,213,000      $  55,563,000  $  48,354,000
                                           =============      =============      =============  =============

Average number of common shares and common
  stock equivalents outstanding              184,836,752        186,448,357        184,751,726    187,029,497

Dilutive effect of stock options (1)             ---                ---                ---            ---
                                           -------------      -------------      -------------   ------------
                                             184,836,752        186,448,357        184,751,726    187,029,497
                                           =============      =============      =============   ============
Primary earnings per share                 $        0.56      $        0.50      $        0.30   $       0.26
                                           =============      =============      =============   ============

Calculation of Fully Diluted Earnings Per Share:
- ------------------------------------------------

Net earnings applicable to common stock    $ 103,623,000      $  93,213,000      $  55,563,000   $ 48,354,000
                                           =============      =============      =============   ============

Average number of shares outstanding on a
  fully diluted basis - same as for
  calculation of primary earnings per share  184,836,752        186,448,357        184,751,726    187,029,497

Dilutive effect of stock options and Liquid
  Yield Option Notes (2)                         ---                ---                ---            ---
                                           -------------      -------------      -------------   ------------
                                             184,836,752        186,448,357        184,751,726    187,029,497
                                           =============      =============      =============   ============

Fully diluted earnings per share           $        0.56      $        0.50      $        0.30   $       0.26
                                           =============      =============      =============   ============

(1) Maximum possible dilutive effect of outstanding options in each period is less than 3%.
(2) Maximum possible dilutive effect of outstanding effect of outstanding options and Liquid Yield Option Notes during each period is less than 3%.


